Exhibit 24(c)

February 16, 2005

C. B. (Mike) Harreld, Cliff S. Thrasher, Thomas A. Fanning and E. Wayne Boston

Dear Sirs:

         Georgia Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) the filing of its Annual Report on Form 10-K for the year ended December 31, 2004, and (2) the filing of its quarterly reports on Form 10-Q during 2005.

         Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

                                              Yours very truly,

                                              GEORGIA POWER COMPANY



                                              By /s/Michael D. Garrett
                                                  Michael D. Garrett
                                         President and Chief Executive Officer

/s/Juanita Powell Baranco                                /s/Richard W. Ussery
 Juanita Powell Baranco                                    Richard W. Ussery



 /s/Robert L. Brown, Jr.                                /s/William Jerry Vereen
  Robert L. Brown, Jr.                                   William Jerry Vereen



   /s/Ronald D. Brown                                   /s/E. Jenner Wood, III
     Ronald D. Brown                                      E. Jenner Wood, III



    /s/Anna R. Cablik                                      /s/C. B. Harreld
     Anna R. Cablik                                      C. B. (Mike) Harreld



  /s/Michael D. Garrett                                     /s/W. R. Hinson
   Michael D. Garrett                                        W. Ron Hinson



  /s/David M. Ratcliffe                                   /s/Janice G. Wolfe
   David M. Ratcliffe                                       Janice G. Wolfe



   /s/D. Gary Thompson
    D. Gary Thompson

Extract from minutes of meeting of the board of directors of Georgia Power Company.

                                - - - - - - - - -

                  RESOLVED: That for the purpose of signing reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to (a) the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and
         (b) quarterly filings on Form 10-Q during 2005; and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company and the members of its Board of Directors authorize their several powers of attorney to C. B. (Mike) Harreld, Cliff S. Thrasher, Thomas A. Fanning and Wayne Boston.

                                - - - - - - - - -


         The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on February 16, 2005, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated  February 28, 2005                                  GEORGIA POWER COMPANY


                                                          By /s/Wayne Boston
                                                              Wayne Boston
                                                           Assistant Secretary